Exhibit 99.1

FOR IMMEDIATE RELEASE

Nu Skin Enterprises Reports Fourth Quarter and Full-year 2025 Results
Within Guidance

Company provides initial outlook for Q1 and fiscal year 2026, forecasting a return to revenue growth by year’s end

PROVO, Utah — Feb. 12, 2026 — Nu Skin Enterprises Inc. (NYSE: NUS) today announced fourth quarter and full-year 2025 revenue and earnings within guidance with more than 50% growth in earnings for 2025.

Executive Summary
Q4 2025 vs. Prior-year Quarter

Revenue	$370.3 million; (16.9)% or (10.4)% excluding Mavely 2024 revenue • (0.2)% FX impact or $(0.8) million
Earnings Per Share (EPS)	$0.29 compared to $(0.73) or $0.38 excluding restructuring and other charges
Customers	748,796; (10)%
Paid Affiliates	129,311; (11)%
Sales Leaders	30,045; (19)%

Executive Summary
2025 vs. 2024

Revenue:	$1.49 billion; (14.3)% or (10.7%) excluding Mavely 2024 revenue • (0.8)% FX impact or $(13.4) million
Earnings Per Share (EPS):	$3.18 or $1.27 excluding Mavely gain and other charges compared to $(2.95) or $0.84 excluding restructuring and other charges

“We are pleased to achieve fourth quarter results within our guidance range for both revenue and earnings per share,” said Ryan Napierski, Nu Skin president and CEO. “This past year was a pivotal year as we furthered our transformation toward becoming the world’s leading intelligent beauty and wellness platform and laid the groundwork for our 2026 growth initiatives. Looking ahead, we continue to build sales leader alignment in the first half of the year around the global launch of Prysm iO, positioning us for a return to year-over-year revenue growth by year’s end.

Nu Skin Enterprises Reports Fourth Quarter and 2025 Financial Results	page 2
“We are now placing Prysm iO intelligent wellness devices into the hands of sales leaders around the world ahead of our consumer launch in the second half of the year. More than 20,000 devices are already in the hands of our sales leaders generating more than 700,000 scans. As we gain greater adoption and more individuals are scanning and receiving their personalized product recommendations, we anticipate this will drive growth in subscriptions leading to greater customer lifetime value. We have also begun pre-market activities in India, setting the operational foundation and infrastructure ahead of a full market opening anticipated in the back half of the year. Overall, we are encouraged by the progress we are making and believe these two initiatives give us the greatest opportunity for sustainable, long-term growth and increased shareholder value.”

Q4 2025 Year-over-year Operating Results

Revenue	$370.3 million compared to $445.6 million or $413.3 million excluding Mavely 2024 revenue • (0.2)% FX impact or $(0.8) million
Gross Margin	70.7% compared to 62.7% or 71.4% excluding inventory write-off • Nu Skin business was 77.6% compared to 67.5% or 76.6% excluding inventory write-off
Selling Expenses	35.5% compared to 37.1% • Nu Skin business was 40.8% compared to 40.3%
G&A Expenses	29.0% compared to 27.1%
Operating Margin	6.3% compared to (11.9)% or 7.7% excluding restructuring and other charges
Interest Expense	$4.0 million compared to $5.9 million
Other Income (Expense)	$(1.1) million compared to $1.1 million
Income Tax Rate	20.3% compared to 37.5% or 36.6% excluding restructuring and other charges
EPS	$0.29 compared to $(0.73) or $0.38 excluding restructuring and other charges

Nu Skin Enterprises Reports Fourth Quarter and 2025 Financial Results	page 3
Stockholder Value

Dividend Payments	$2.9 million
Stock Repurchases	$10.0 million • $142.3 million remaining in authorization

Q1 and Full-year 2026 Outlook

Q1 2026 Revenue	$320 to $340 million; (12)% to (7)% • Approximately (1)% FX impact
Q1 2026 EPS	$0.10 to $0.20
2026 Revenue	$1.35 to $1.50 billion; (9)% to 1% • Approximately (1)% FX impact
2026 EPS	$0.80 to $1.20

“We are pleased with how we performed this year, growing earnings by more than 50% due to effective margin improvement and cost optimization amidst top-line pressures,” said James D. Thomas, chief financial officer. “As we look to return to year-over-year growth by year’s end, our annual revenue guidance is $1.35 to $1.50 billion, with an approximate 1% foreign currency headwind. We anticipate EPS of $0.80 to $1.20 with a forecasted tax rate of 35%. For the first quarter, which is typically our lowest quarter due to seasonality of our business, we project revenue of $320 to $340 million. This assumes a negative foreign currency impact of approximately 1%. We project earnings per share of $0.10 to $0.20.”

Conference Call
The Nu Skin Enterprises management team will host a conference call with the investment community today at 5 p.m. (ET). Those wishing to access the webcast, as well as the financial information presented during the call, can visit the Investor Relations page on the company’s website at ir.nuskin.com. A replay of the webcast will be available on the same page through Feb. 26, 2026.

Nu Skin Enterprises Reports Fourth Quarter and 2025 Financial Results	page 4
About Nu Skin Enterprises Inc.
Nu Skin Enterprises Inc. (NYSE: NUS) is an intelligent beauty and wellness company, powered by a dynamic affiliate opportunity platform, which operates in nearly 50 markets worldwide. Backed by more than 40 years of scientific research, the company’s products help people look, feel and live their best with our newly introduced Prysm iO intelligent wellness platform, an award-winning line of beauty device systems and trusted brands in personal care and wellness products. Rhyz is the strategic investment arm of Nu Skin Enterprises, formed in 2018 consisting of synergistic consumer, technology and manufacturing companies focused on innovation within the beauty, wellness and lifestyle categories.

Important Information Regarding Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent the company’s current expectations and beliefs. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and include, but are not limited to, statements of management’s expectations regarding the company’s performance, growth, and growth opportunities and initiatives, shareholder value, transformation, the Prysm launch and its potential benefits to the business, and new market expansion and its timing; projections regarding revenue, expenses, margins, tax rates, earnings per share, foreign currency fluctuations, uses of cash, financial position and other financial items; statements of belief; and statements of assumptions underlying any of the foregoing. In some cases, you can identify these statements by forward-looking words such as “believe,” “expect,” “become,” “continue,” “project,” “outlook,” “guidance,” “will,” “would,” “could,” “may,” “might,” the negative of these words and other similar words.

The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following:
•	any failure of current or planned initiatives or products to generate interest among the company’s sales force and customers and generate sponsoring and selling activities on a sustained basis;
•
risk that direct selling laws and regulations in any of the company’s markets, including the United States and Mainland China, may be modified, interpreted or enforced in a manner that results in negative changes to the company’s business model or negatively impacts its revenue, sales force or business, including through the interruption of sales activities, loss of licenses, increased scrutiny of sales force actions, imposition of fines, or any other adverse actions or events;

•	economic conditions and events globally;
•
the company’s future tax-planning initiatives, any prospective or retrospective increases in duties or tariffs on the company’s products imported into the company’s markets, and any adverse results of tax audits or unfavorable changes to tax laws in the company’s various markets;

•	competitive pressures in the company’s markets;
•	risk that epidemics or other crises, as well as any related disruptions, could negatively impact our business;
•	adverse publicity related to the company’s business, products, industry or any legal actions or complaints by the company’s sales force or others;
•	political, legal, tax and regulatory uncertainties, including trade policies, associated with operating in Mainland China and other international markets;
•	uncertainty regarding meeting restrictions and other government scrutiny in Mainland China, as well as negative media and consumer sentiment in Mainland China on our business operations and results;
•	risk of foreign-currency fluctuations and the currency translation impact on the company’s business associated with these fluctuations;
•	uncertainties regarding the future financial performance of the businesses the company has acquired;
•
risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support planned initiatives or launch strategies, and increased risk of inventory write-offs if the company over-forecasts demand for a product or changes its planned initiatives or launch strategies; and

Nu Skin Enterprises Reports Fourth Quarter and 2025 Financial Results	page 5
•
regulatory risks associated with the company’s products, which could require the company to modify its claims or inhibit its ability to import or continue selling a product in a market if the product is determined to be a medical device or if the company is unable to register the product in a timely manner under applicable regulatory requirements.

The company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission. The forward-looking statements set forth the company’s beliefs as of the date that such information was first provided, and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

Non-GAAP Financial Measures: Constant-currency revenue change is a non-GAAP financial measure that removes the impact of fluctuations in foreign-currency exchange rates, thereby facilitating period-to-period comparisons of the company’s performance. It is calculated by translating the current period’s revenue at the same average exchange rates in effect during the applicable prior-year period and then comparing that amount to the prior-year period’s revenue. The company believes that constant-currency revenue change is useful to investors, lenders and analysts because such information enables them to gauge the impact of foreign-currency fluctuations on the company’s revenue from period to period.

Earnings per share, gross margin, operating margin and income tax rate, each excluding inventory write-off charges, restructuring and impairment expense, the gain from the Mavely sale, unrealized investment loss, and/or other charges, as well as revenue growth rate excluding Mavely 2024 revenue, also are non-GAAP financial measures.
•	Inventory write-off charges, restructuring and impairment expense, and unrealized investment loss are not part of the ongoing operations of our underlying business;
•	the gain from the Mavely sale and the other charges incurred in connection with this sale that have been excluded in the non-GAAP financial measures are not typical for our ongoing operations; and
•	Mavely revenue is no longer included in our operations following our sale of this business on January 2, 2025.

The company believes that these non-GAAP financial measures are useful to investors, lenders and analysts because removing the impact of these items facilitates period-to-period comparisons of the company’s performance. Please see the reconciliations of these items to our earnings per share, gross margin, operating margin, income tax rate and revenue growth rate calculated under GAAP, below.

Nu Skin Enterprises Reports Fourth Quarter and 2025 Financial Results	page 6
The following table sets forth revenue for the three-month periods ended December 31, 2025, and 2024 for each of our reportable segments (U.S. dollars in thousands):

	Three Months Ended December 31,			Constant-Currency
	2025	2024	Change	Change
Nu Skin
Americas	$76,977	$85,356	(9.8)%	(4.5)%
Southeast Asia/Pacific	50,210	64,925	(22.7)%	(22.9)%
Mainland China	52,035	56,438	(7.8)%	(9.0)%
Japan	42,504	47,512	(10.5)%	(9.5)%
Europe & Africa	41,800	42,600	(1.9)%	(10.2)%
South Korea	28,431	33,423	(14.9)%	(11.8)%
Hong Kong/ Taiwan	29,605	32,549	(9.0)%	(11.6)%
Other	239	(354)	167.5%	171.1%
Total Nu Skin	321,801	362,449	(11.2)%	(11.0)%
Rhyz
Manufacturing	42,451	47,882	(11.3)%	(11.3)%
Rhyz Other	6,068	35,221	(82.8)%	(82.8)%
Total Rhyz	48,519	83,103	(41.6)%	(41.6)%
Total	$370,320	$445,552	(16.9)%	(16.7)%

The following table sets forth revenue for the years ended December 31, 2025, and 2024 for each of our reportable segments (U.S. dollars in thousands):

	Year Ended December 31,			Constant-Currency
	2025	2024	Change	Change
Nu Skin
Americas	$282,975	$322,516	(12.3)%	(6.2)%
Southeast Asia/Pacific	209,802	244,846	(14.3)%	(14.6)%
Mainland China	195,553	235,235	(16.9)%	(16.9)%
Japan	174,364	181,557	(4.0)%	(5.1)%
Europe & Africa	150,151	164,164	(8.5)%	(12.6)%
South Korea	130,216	163,706	(20.5)%	(17.1)%
Hong Kong/ Taiwan	117,378	130,610	(10.1)%	(11.9)%
Other	1,138	2,832	(59.8)%	(48.5)%
Total Nu Skin	1,261,577	1,445,466	(12.7)%	(11.8)%
Rhyz
Manufacturing	205,788	201,430	2.2%	2.2%
Rhyz Other	17,794	85,188	(79.1)%	(79.1)%
Total Rhyz	223,582	286,618	(22.0)%	(22.0)%
Total	$1,485,159	$1,732,084	(14.3)%	(13.5)%

Nu Skin Enterprises Reports Fourth Quarter and 2025 Financial Results	page 7
The following table provides information concerning the number of Customers, Paid Affiliates and Sales Leaders in our core Nu Skin business for the three-month periods ended December 31, 2025, and 2024:

	Three Months Ended December 31,
	2025	2024	Change
Customers
Americas	225,527	227,556	(1)%
Southeast Asia/Pacific	74,300	82,956	(10)%
Mainland China	118,523	150,731	(21)%
Japan	104,439	110,069	(5)%
Europe & Africa	127,910	133,306	(4)%
South Korea	58,880	81,301	(28)%
Hong Kong/Taiwan	39,217	46,053	(15)%
Total	748,796	831,972	(10)%
Paid Affiliates
Americas	28,900	28,361	2%
Southeast Asia/Pacific	20,260	26,310	(23)%
Mainland China	18,922	22,125	(14)%
Japan	20,126	22,318	(10)%
Europe & Africa	14,918	16,860	(12)%
South Korea	16,341	17,939	(9)%
Hong Kong/Taiwan	9,844	10,961	(10)%
Total	129,311	144,874	(11)%
Sales Leaders
Americas	6,016	6,778	(11)%
Southeast Asia/Pacific	4,272	5,288	(19)%
Mainland China	6,065	8,969	(32)%
Japan	6,259	6,780	(8)%
Europe & Africa	2,722	3,343	(19)%
South Korea	2,547	3,343	(24)%
Hong Kong/Taiwan	2,164	2,411	(10)%
Total	30,045	36,912	(19)%

●
“Customers” are persons who have purchased directly from the Company during the three months ended as of the date indicated. Our Customer numbers include members of our sales force who made such a purchase, including Paid Affiliates and those who qualify as Sales Leaders, but they do not include consumers who purchase directly from members of our sales force.

●
“Paid Affiliates” are any Brand Affiliates, as well as members of our sales force in Mainland China, who earned sales compensation during the three-month period. In all of our markets besides Mainland China, we refer to members of our independent sales force as “Brand Affiliates” because their primary role is to promote our brand and products through their personal social networks.

●
“Sales Leaders” are the three-month average of our monthly Brand Affiliates, as well as sales employees and independent marketers in Mainland China, who achieved certain qualification requirements as of the end of each month of the quarter.

Nu Skin Enterprises Reports Fourth Quarter and 2025 Financial Results	page 8
NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
(U.S. dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$370,320	$445,552	$1,485,159	$1,732,084
Cost of sales	108,339	166,405	453,761	550,233
Gross profit	261,981	279,147	1,031,398	1,181,851

Operating expenses:
Selling expenses	131,342	165,422	508,380	652,039
General and administrative expenses	107,395	120,930	432,141	479,037
Restructuring and impairment expenses	—	45,876	25,114	202,360
Total operating expenses	238,737	332,228	965,635	1,333,436

Operating income (loss)	23,244	(53,081)	65,763	(151,585)
Interest expense	3,994	5,864	13,948	26,409
Gain on sale	—	—	176,162	—
Other income (expense), net	(1,059)	1,143	(31,780)	2,943

Income (loss) before provision for income taxes	18,191	(57,802)	196,197	(175,051)
Provision (benefit) for income taxes	3,700	(21,697)	35,993	(28,457)

Net income (loss)	$14,491	$(36,105)	$160,204	$(146,594)

Net income (loss) per share:
Basic	$0.30	$(0.73)	$3.25	$(2.95)
Diluted	$0.29	$(0.73)	$3.18	$(2.95)

Weighted-average common shares outstanding (000s):
Basic	48,581	49,712	49,293	49,662
Diluted	49,912	49,712	50,301	49,662

Nu Skin Enterprises Reports Fourth Quarter and 2025 Financial Results	page 9
NU SKIN ENTERPRISES, INC.
Consolidated Balance Sheets (Unaudited)
(U.S. dollars in thousands)

	December 31,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$238,630	$186,883
Current investments	1,211	11,111
Accounts receivable, net	39,544	50,784
Inventories, net	178,643	190,242
Prepaid expenses and other	89,670	72,643
Current assets held for sale	—	26,936
Total current assets	547,698	538,599

Property and equipment, net	377,168	379,595
Operating lease right-of-use assets	74,021	72,605
Goodwill	83,625	83,625
Other intangible assets, net	42,614	74,278
Other assets	280,187	298,008
Long-term assets held for sale	—	22,204
Total assets	$1,405,313	$1,468,914

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$26,183	$34,880
Accrued expenses	217,551	217,808
Current portion of long-term debt	20,000	30,000
Current liabilities held for sale	—	13,919
Total current liabilities	263,734	296,607

Operating lease liabilities	57,640	58,439
Long-term debt	204,187	363,613
Other liabilities	74,512	97,475
Long-term liabilities held for sale	—	1,325
Total liabilities	600,073	817,459

Commitments and contingencies

Stockholders’ equity
Class A common stock – 500 million shares authorized, $0.001 par value, 90.6 million shares issued	91	91
Additional paid-in capital	635,994	627,787
Treasury stock, at cost – 42.4 million and 40.8 million shares	(1,575,059)	(1,563,614)
Accumulated other comprehensive loss	(116,105)	(124,758)
Retained earnings	1,860,319	1,711,949
Total stockholders’ equity	805,240	651,455
Total liabilities and stockholders’ equity	$1,405,313	$1,468,914

Nu Skin Enterprises Reports Fourth Quarter and 2025 Financial Results	page 10
NU SKIN ENTERPRISES, INC.
Reconciliation of Revenue Growth Rates Excluding Mavely to GAAP Revenue Growth Rates
(in thousands)

	Fourth Quarter	Full Year
2024 Revenue	$445,552	$1,732,084
Less: Mavely 2024 Revenue	32,252	69,620
Adjusted 2024 Revenue	$413,300	$1,662,464

2025 Revenue	$370,320	$1,485,159

Revenue Growth Rate	(16.9)%	(14.3)%
Revenue Growth Rate, excluding Mavely	(10.4)%	(10.7)%

NU SKIN ENTERPRISES, INC.
Reconciliation of Gross Margin Excluding Impact of Inventory Write-off to GAAP Gross Margin
(in thousands)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Gross Profit	$261,981	$279,147	$1,031,398	$1,181,851
Impact of inventory write-off	-	38,765	-	38,765
Adjusted Gross Profit	$261,981	$317,912	$1,031,398	$1,220,616

Gross Margin	70.7%	62.7%	69.4%	68.2%
Gross Margin, excluding inventory write-off impact	70.7%	71.4%	69.4%	70.5%

Revenue	$370,320	$445,552	$1,485,159	$1,732,084

Nu Skin Enterprises Reports Fourth Quarter and 2025 Financial Results	page 11
NU SKIN ENTERPRISES, INC.
Reconciliation of Core Nu Skin Business Gross Margin Excluding Impact of Inventory Write-off to GAAP Gross Margin
(in thousands)

	Three months ended December 31,
	2025	2024
Gross Profit	$249,869	$244,754
Impact of inventory write-off	-	32,704
Adjusted Gross Profit	$249,869	$277,458

Gross Margin	77.6%	67.5%
Gross Margin, excluding inventory write-off impact	77.6%	76.6%

Revenue	$321,801	$362,449

NU SKIN ENTERPRISES, INC.
Reconciliation of Operating Margin Excluding Certain Charges to GAAP Operating Margin
(in thousands)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Operating (loss) income	$23,244	$(53,081)	$65,763	$(151,585)
Impact of inventory write-off	-	38,765	-	38,765
Impact of other charges(1)	-	2,940	7,966	2,940
Impact of restructuring and impairment	-	45,876	25,114	202,360
Adjusted operating income	$23,244	$34,500	$98,843	$92,480

Operating margin	6.3%	(11.9)%	4.4%	(8.8)%
Operating margin, excluding certain charges	6.3%	7.7%	6.7%	5.3%

Operating margin growth	152.9%		150.0%
Operating margin growth (decline), excluding certain charges	(18.2)%		26.4%

Revenue	$370,320	$445,552	$1,485,159	$1,732,084

(1) Other charges consist of expenses incurred during the first quarter of 2025 in connection with the Mavely sale, including $2.7 million of transaction bonuses for certain employees and $5.2 million of equity compensation as a result of the vesting of the Mavely profits interest units. Other charges for the fourth quarter and full year 2024 consist of transaction-related expenses incurred related to the sale of Mavely.

Nu Skin Enterprises Reports Fourth Quarter and 2025 Financial Results	page 12
NU SKIN ENTERPRISES, INC.
Reconciliation of Effective Tax Rate Excluding Impact of Mavely Gain and Certain Charges to GAAP Effective Tax Rate
(in thousands)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Provision (benefit) for income taxes	$3,700	$(21,697)	$35,993	$(28,457)
Impact of inventory write-off on provision for income taxes	-	14,643		14,643
Impact of other charges on provision for income taxes	-	632	725	632
Impact of restructuring and impairment on provision for income taxes	-	17,329	5,433	40,399
Impact of gain on Mavely sale on provision for income taxes	-	-	(31,104)	-
Impact of gain on unrealized investment loss on provision for income taxes	-	-	6,074	-
Provision for income taxes, excluding impact of certain charges	$3,700	$10,907	$17,121	$27,217

Income (loss) before provision for income taxes	18,191	(57,802)	196,197	(175,051)
Impact of inventory-write off	-	38,765	-	38,765
Impact of other charges(1)	-	2,940	7,966	2,940
Impact of restructuring and impairment expense:	-	45,876	25,114	202,360
Impact of gain on Mavely sale	-	-	(176,162)	-
Impact of unrealized investment loss	-	-	28,077	-
Income before provision for income taxes, excluding impact certain charges	$18,191	$29,779	$81,192	$69,014

Effective tax rate	20.3%	37.5%	18.3%	16.3%
Effective tax rate, excluding impact of certain charges	20.3%	36.6%	21.1%	39.4%

Nu Skin Enterprises Reports Fourth Quarter and 2025 Financial Results	page 13
NU SKIN ENTERPRISES, INC.
Reconciliation of Earnings Per Share Excluding Impact of Mavely Gain and Certain Charges to GAAP Earnings Per Share
(in thousands, except for per share amounts)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Net income (loss)	$14,491	$(36,105)	$160,204	$(146,594)
Impact of inventory write-off
Inventory write-off	-	38,765	-	38,765
Tax impact	-	(14,643)	-	(14,643)
Impact of other charges
Other charges(1)	-	2,940	7,966	2,940
Tax impact	-	(632)	(725)	(632)
Impact of restructuring and impairment expense:
Restructuring and impairment	-	45,876	25,114	202,360
Tax impact	-	(17,329)	(5,433)	(40,399)
Impact of Mavely sale
Gain on Mavely sale	-	-	(176,162)	-
Tax impact	-	-	31,104	-
Impact of unrealized investment loss
Unrealized investment loss	-	-	28,077	-
Tax impact	-	-	(6,074)	-
Adjusted net income	$14,491	$18,872	$64,071	$41,797

Diluted earnings per share	$0.29	$(0.73)	$3.18	$(2.95)
Diluted earnings per share, excluding impact of certain charges	$0.29	$0.38	$1.27	$0.84

Diluted earnings per share growth	139.7%		207.8%
Diluted earnings per share growth (decline), excluding impact of certain charges	(23.7)%		51.2%

Weighted-average common shares outstanding (000)	49,912	49,712	50,301	49,662

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CONTACTS:
Media: media@nuskin.com, (801) 345-6397
Investors: investorrelations@nuskin.com, (801) 345-3577